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                                                                    EXHIBIT 10.1


                                Table of Contents



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   1     Employment...............................................................................................1
   2.    Term.....................................................................................................1
   3.    Offices and Duties.......................................................................................2
   4.    Salary and Annual Incentive Compensation.................................................................2
   5.    Long-Term Compensation, Benefits and Expense Reimbursement...............................................3
   6.    Termination Due to Death or Disability...................................................................4
   7.    Executive Covenants......................................................................................4
   8.    Governing Law; Disputes; Arbitration.....................................................................7
   9.    Miscellaneous............................................................................................8
  10.    Income Tax Treatment....................................................................................10
  11.    Key Man Life Insurance..................................................................................11


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                               DT INDUSTRIES, INC.

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                   EMPLOYMENT AGREEMENT FOR STEPHEN J. PERKINS


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         THIS EMPLOYMENT AGREEMENT (this "Agreement"), by and between DT
INDUSTRIES, INC., a Delaware corporation (the "Company"), and Stephen J. Perkins ("Executive"), is hereby entered into effective as of November 6, 2000 (the "Effective Date").

                               W I T N E S S E T H

         WHEREAS, Executive is not currently an employee of the Company;

         WHEREAS, the Company desires to employ Executive in the capacity of President and Chief Executive Officer in connection with the conduct of its business, and Executive desires to accept such employment on the terms and conditions herein set forth; and

         WHEREAS, the Company and Executive desire to set forth the terms upon which Executive shall be so employed.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

         1. EMPLOYMENT.

         (a) President and Chief Executive Officer. The Company hereby agrees to employ Executive as its President and Chief Executive Officer, and Executive hereby agrees to accept such employment and serve in such capacities, during the Term (as defined in Section 2) and upon the terms and conditions set forth in this Agreement.

         (b) Election to Board of Directors. The Company hereby agrees to take the necessary steps to appoint Executive as a member of the Company's Board of Directors (the "Board") and during the Term, to nominate Executive for election to the Board upon the expiration of his term thereafter.

         2. TERM.

         The term of employment of Executive under this Agreement (the "Term") shall, unless this Agreement is earlier terminated in accordance with the terms and conditions of the Termination and Change of Control Agreement being entered by and between the Company and Executive simultaneously herewith (the "Termination Agreement") and until the occurrence of an Extension Date (as defined in the Termination Agreement), be a three-year period commencing on the Effective Date. Unless the Extension Date shall have occurred, commencing on the date three years after the Effective Date and each anniversary date of the Effective Date thereafter, the Term shall automatically be extended by one year, unless the Company or Executive notifies the other party in writing not later than 90 days prior to the date three years after the Effective Date or subsequent anniversary date, as the case may be, that the Term shall not be so extended.


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         3. OFFICES AND DUTIES.

         The provisions of this Section 3 will apply during the Term:

         (a) Generally. Executive shall serve as the President and Chief Executive Officer of the Company. Executive shall have and perform such duties, responsibilities and authorities as are customary for the President and Chief Executive Officer of a publicly-held corporation of the size, type, and nature of the Company as they may exist from time to time and consistent with such position and status and as the Board shall from time to time direct. Executive shall devote such business time and attention as is necessary to appropriately and efficiently discharge his duties and responsibilities as set forth herein.

         (b) Place of Employment. Executive's principal place of employment shall be the corporate offices of the Company, which is currently in Springfield, Missouri and may be such other place as the Company may move its corporate offices.

         4. SALARY AND ANNUAL INCENTIVE COMPENSATION.

         As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4.

         (a) Base Salary. The Company will pay to Executive during the Term a base salary at the initial annual rate of $480,000 (based on the Company's fiscal year ended the last Sunday of June) payable in cash in accordance with the Company's usual payroll practices with respect to senior executives. Executive's annual base salary shall be reviewed by the Board at least once in each fiscal year in order to determine whether such salary shall be increased and Executive's annual base salary shall not be reduced after any such increase.

         (b) Annual Incentive Compensation. The Company will pay to Executive during the Term annual incentive compensation based on certain performance criteria of the Company and the Executive. The criteria for, and amount, if any, of such annual incentive compensation shall be determined each fiscal year of the Company by the Board or its Executive Compensation and Development Committee; provided, however, that for the Company's fiscal year 2001 (the one-year period ending June 24, 2001), Executive shall receive a guaranteed cash bonus equivalent to 60 percent (60%) of the prorated portion of the base salary actually paid to Executive as of June 24, 2001. Any such annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation to senior executives.



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         5. LONG-TERM COMPENSATION, BENEFITS AND EXPENSE REIMBURSEMENT

         (a) Long-Term Incentives. The Company will grant Executive 200,000 restricted shares of the Company's common stock pursuant to the terms and conditions of the Restricted Stock Agreement to be entered into by and between the Company and Executive promptly after the execution of this Agreement, substantially in the form of Exhibit A attached hereto (the "Restricted Stock Agreement"), and Executive acknowledges and agrees that 160,000 of such restricted shares are being granted in exchange for non-qualified stock options to purchase 80,000 shares of the Company's common stock and the right to receive an aggregate of 80,000 shares of the Company's common stock upon the achievement of each of five performance criteria of the Company and the Executive which were previously granted to Executive in anticipation of the execution of this Agreement. Such options and performance shares shall be deemed surrendered and cancelled as of the date of execution of the Restricted Stock Agreement.

         (b) Executive Compensation Plans. In addition to the foregoing, Executive shall be entitled during the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, subject to the eligibility and other requirements of such plans and programs, including, without limitation, any current or future long-term incentive plans, other stock incentive plans, performance share plans, management incentive plans, deferred compensation plans and supplemental retirement plans.

         (c) Employee and Executive Benefit Plans. In addition to the foregoing, Executive shall be entitled during the Term to participate, without discrimination or duplication, in all employee, executive benefit and special individual plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans and programs are available to other senior executives or employees of the Company, subject to the eligibility and other requirements of such plans and programs, including, without limitation, plans providing health and medical insurance, life insurance, disability insurance and accidental death or dismemberment insurance, pension or other retirement plans, 401(k) or other savings plans, vacation and time-off programs, profit-sharing plans, stock purchase plans and stock ownership plans.

         (d) Country Club Membership. During the Term, the Company shall pay the initiation fee, annual dues and assessments for Executive's membership in the Hickory Hills Country Club in Springfield, Missouri or, if Springfield, Missouri is no longer Executive's principal place of employment hereunder, one comparable country club located in the same geographic area as Executive's principal place of employment hereunder.

         (e) Vacation. Executive shall receive four weeks paid vacation during each year of the Term, or such greater amount of time as is consistent with the Company's vacation policy.



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         (f) COBRA Payments. In the event Executive is not eligible to participate in the Company's health and medical insurance plan upon the Effective Date, the Company shall pay any premiums required to extend Executive's current health and medical insurance plan coverage until the date on which Executive first becomes eligible under the Company's health and medical insurance plan.

         (g) Special Benefits. In addition to the foregoing, Executive shall be entitled to the following further benefits during the Term: (i) a $1,250 per month automobile allowance and reimbursement of related insurance coverage and reasonable fuel and maintenance costs; (ii) payment and receipt of the moving and relocation expenses and services set forth on Schedule A attached hereto for Executive to relocate to the Springfield, Missouri metropolitan area or such other geographic area as the Company may move its corporate offices; and (iii) payment of reasonable expenses incurred by Executive in connection with the preparation of Executive's annual federal and state personal income tax returns.

         (h) Reimbursement of Expenses. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Company's reimbursement policies as in effect from time to time.

         6. COMPENSATION AND BENEFITS UPON TERMINATION OR CHANGE OF CONTROL.

         In the event Executive's employment terminates prior to the expiration of the Term (as extended pursuant to the renewal provisions in Section 2, if applicable) or is extended due to a Change of Control (as defined in the Termination Agreement) pursuant to the terms of the Termination Agreement, Executive shall be entitled to such compensation and benefits as set forth in the Termination Agreement.

         7. EXECUTIVE COVENANTS.

         (a) Executive's Acknowledgment. Executive agrees and acknowledges that in order to assure the Company that the Company will retain its value as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Company's business and his relationships with customers and suppliers to compete with the Company. Executive further acknowledges that:

                  (i) During Executive's employment under this Agreement, Executive will occupy a position of trust and confidence with the Company and will acquire an intimate knowledge of proprietary and confidential information concerning the Company and its business;

                  (ii) the agreements and covenants contained in Sections 7(b),
(c), (d), (e), (f) and (g) are essential to protect the Company and the goodwill of its business;

                  (iii) Executive's employment with the Company has special, unique and extraordinary value to the Company, and the Company would be irreparably damaged if Executive were to provide services to any person or entity or otherwise act or fail to act in violation of the provisions of this Agreement;



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                  (iv) the scope and duration of the restrictive covenants in
Section 7(b) are reasonably designed to protect a protected interest of the Company and are not excessive in light of the circumstances; and

                  (v) Executive has a means to support himself and his dependents other than by engaging in conduct prohibited by the restrictive covenants in Section 7(b), and the provisions of Section 7(b) will not impair such ability.

         (b) Non-Competition; Non-Solicitation; Non-Interference. During the term of the Termination Agreement (including the Term) and for a period of two years after the termination of Executive's employment with the Company, Executive will not by himself or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, member, stockholder, employer, employee, consultant, advisor, manager or director) in any business in the United States which, at the time of such termination, is directly or indirectly in competition with a business then conducted or proposed to be conducted by the Company or any of its subsidiaries; (ii) induce any customers of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company, to curtail or cancel their relationship with the Company or its subsidiaries; or (iii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate their employment therewith. The provisions and clauses (i), (ii) and (iii) of this Section 7(b) are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that neither the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in an over-the-counter market nor service as a member of a board of directors on which Executive is serving on the date of termination of his employment shall, of itself, be deemed inconsistent with clause (i) of this Section 7(b).

         (c) Non-Disclosure. Executive shall not, at any time during the Term and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer or sell, except in the course of employment with, or providing other service to, the Company, any confidential or proprietary information of the Company and its subsidiaries so long as such information has not otherwise been publicly disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

         (d) Return of Company Materials Upon Termination. Executive acknowledges that all records and documents containing confidential or proprietary information of the Company or its subsidiaries prepared by Executive or coming into his possession by virtue of his employment by the Company are and will remain the property of the Company and its subsidiaries. Upon termination of his employment with the Company, Executive shall immediately return to the Company all such items and all copies of such items, in his possession.

         (e) Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist the Company, or any




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subsidiary or affiliate of the Company, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any subsidiary or affiliate of the Company, as reasonably requested and at a time mutually convenient to Executive and the Company; provided, however, that this
Section 7(e) shall not apply to any action between the Company and Executive to enforce this Agreement, the Termination Agreement or the Restricted Stock Agreement. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

         (f) Non-Disparagement. Executive shall not, at any time during the Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

         (g) Inventions. Executive acknowledges that all inventions, innovations, discoveries, improvements, developments, methods, know-how, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which (i) relate to the then current business or any anticipated business of the Company, the Company's research and development or the Company's existing or future services or products and (ii) are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company. Executive shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after his period of employment with the Company) to establish and confirm such ownership (including the execution of assignments, consents, powers of attorney and other instruments).

         (h) Forfeiture of Outstanding Options and/or Shares. If Executive materially fails to substantially comply with any obligation imposed under this
Section 7, all options to purchase capital stock of the Company and shares of the Company's common stock granted by the Company and then held by Executive or an affiliated transferee of Executive shall be immediately forfeited, and thereupon such options and/or shares of common stock shall be canceled. Notwithstanding the foregoing, Executive shall not forfeit any option or shares of common stock unless and until there shall have been delivered to him, within six months after the Board (A) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (B) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive, if he is a director) at a meeting of the Board called and held for such purpose (after giving Executive reasonable written notice specifying the nature of the grounds for such forfeiture, and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this
Section 7(h) which constitutes grounds for forfeiture of Executive's options and/or shares of common stock. Any such forfeiture shall apply



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to such options and/or shares of common stock notwithstanding any term or provision of any option or award agreement.

         (i) Remedies. Executive acknowledges that the agreements and covenants in Sections 7(b), (c), (d), (e) and (f) are reasonable and necessary for the protection of the Company's business interests, that in the event of any actual or threatened violation of the covenants contained in Sections 7(b), (c), (d),
(e) and (f), the Company will suffer irreparable injury, Company's damages will be difficult to ascertain and the Company's remedy at law will be inadequate. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the covenants set forth in Sections 7(b), (c), (d), (e) and
(f), the Company shall be entitled to injunctive and other equitable relief, including immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         (j) Survival. The provisions of this Section 7 shall survive the expiration of this Agreement in accordance with the terms hereof and the termination of this Agreement in accordance with the terms and conditions of the Termination Agreement. Executive's satisfaction of his obligation under the provisions of Section 7 shall be a condition precedent to Executive (or his beneficiaries or estate) receiving any payments or benefits payable hereunder and under the Termination Agreement. The obligations of Executive under the provisions of Section 7 shall be expressly conditioned upon the Company's satisfaction of its obligations to Executive under this Agreement and the Termination Agreement.

         8. GOVERNING LAW; DISPUTES; ARBITRATION.

         (a) Governing Law. This Agreement is governed by and is to be construed, administered and enforced in accordance with the laws of the state in which the Company's corporate offices are then located (e.g., Missouri as of the date hereof), without regard to such state's conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If, under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 7 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable, and, in its modified form, such provision shall be enforced.

         (b) Reimbursement of Expenses in Enforcing Rights. All reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by Executive in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is



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successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to the Executive and the Company.

         (c) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the city in which the Company's corporate offices are then located (e.g., Springfield, Missouri as of the date hereof) by a panel of three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the judicial district in which the Company's corporate offices are then located (e.g., Western District of Missouri as of the date hereof), (ii) any of the courts of the state in which the Company's corporate offices are then located (e.g., Missouri as of the date hereof), or (iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 8(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 8. Notwithstanding any provision in this
Section 8, Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         (d) Interest on Unpaid Amounts. Any amounts that have become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 8 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted in The Wall Street Journal (Midwest edition).

         9. MISCELLANEOUS.

         (a) Integration. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries, except for the Termination Agreement and the Restricted Stock Agreement. This Agreement, the Termination Agreement and the Restricted Stock Agreement constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings or under any benefit or compensation plan of the Company.



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         (b) Non-Transferability. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 9(c). The Company may assign this Agreement and the Company's rights and obligations hereunder, and shall assign this Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations under, and be bound by, this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

         (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

         (d) Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be deemed to have been duly given (i) upon actual receipt (or refusal of receipt) if delivered personally; (ii) three business days following deposit, if sent by certified or registered mail, return receipt requested, postage prepaid; (iii) one business day following deposit with a documented overnight delivery service or (iv) upon transmission, if sent by facsimile (with confirmation receipt and followed by a copy sent by regular mail), in each case to the appropriate address or number as set forth below or at such other address or facsimile number as may be designated by such party by like notice:

                  If to the Company:

                  DT Industries, Inc.
                  1949 East Sunshine, Suite 2-300
                  Springfield, Missouri  65804
                  Attention:   Chairman of the Board and General Counsel
                  Telephone:   (417) 890-0102
                  Facsimile:   (417) 890-6872

                  With a copy to:

                  Katten Muchin Zavis
                  525 W. Monroe St., Suite 1600
                  Chicago, Illinois 60661
                  Attention:   Herbert S. Wander, Esq.
                  Telephone:   312/902-5200
                  Facsimile:   312/902-1061


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                  If to Executive:

                  Stephen J. Perkins
                  DT Industries, Inc.
                  1949 East Sunshine, Suite 2-300
                  Springfield, Missouri  65804
                  Telephone:   (417) 841-2993
                  Facsimile:   (417) 890-6872


         (e) Reformation. The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

         (f) Headings. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

         (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

         (h) Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all compensation to be paid to Executive under this Agreement or otherwise by the Company is stated in gross amounts and will be subject to required withholding taxes, other normal payroll deductions, and any other deductions required by law.

         (i) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         10. INCOME TAX TREATMENT.

         Executive and the Company acknowledge that it is the intention of the Company to deduct all amounts paid by the Company to Executive pursuant to this Agreement as ordinary and necessary business expenses for income tax purposes. Executive agrees and represents that he will treat all such amounts as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses,



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including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

         11. KEY MAN LIFE INSURANCE.

         If the Company, in its sole discretion, desires to procure "key man" insurance covering the life of Executive, Executive shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company to which the Company has applied for insurance. Executive shall use his best efforts to qualify for the standard premium category of such insurance company. Executive shall have no interest whatsoever in any "key man" insurance policy procured by the Company.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the
25th day of April, 2001.

                                         DT INDUSTRIES, INC.

                                         By: /s/ James J. Kerley
                                             -------------------
                                         Name:  James J. Kerley
                                         Title: Chairman of the Board


                                         EXECUTIVE

                                         /s/ Stephen J. Perkins
                                         ----------------------
                                         Stephen J. Perkins